                                                                   EXHIBIT 10.25

August 2, 1996

Lawrence E. Sturchio
President & Chief Executive Officer
Nutra Quest International, Inc.
17595 Harvard, C-533
Irvine, CA 92714


Re: Revised Proposed Acquisition of Nutra Quest, Incorporated:
--------------------------------------------------------------

Via Fax to (818) 704-7554

Dear Larry:

  This Revised Proposal incorporates the terms and conditions from prior Proposals, as well as the terms and conditions that were discussed and agreed to during the meeting held at IMT on Thursday July 25, 1996. This Revised Proposal supersedes all Previous Proposals and understandings, written or oral. Upon signing, this Revised Proposal will become a legally binding agreement between the parties as to the terms and conditions contained herein, and shall remain so until such time as it is replaced by a more formal Purchase Agreement (the "Purchase Agreement").

For the purpose of clarity, in the context of this letter the Parties have agreed to the use and meaning of the Terms & Definitions listed below:

TERMS & DEFINITIONS:
--------------------
  ORGANIZATIONAL PHASE- AUGUST 1 TO SEPTEMBER 1
     The period of time allotted for NQI to prepare for the start of commercial operations. IMT will provide NQI with $100,000 during this phase.

  START UP PHASE - SEPTEMBER 1 THROUGH NOVEMBER 30, 1996:
  -------------------------------------------------------
     NQI will begin commercial operations on september 1, 1996, providing a full 30 continuous days is allotted for LES to set up operations, computers, phone systems, and the warehouse. if an extension is required due to the leasing of the NQI office/warehouse, the starting phase will be executed for the same number of days said set-up is delayed.

     The Start Up Phase will continue until November 30, 1996, or until NQI Gross Sales have reached $200,000, which ever comes first. IMT will provide NQI with $250,000 during this phase, as follows. $100,000 during September, $100,000 during October, and $75,000 during November. Portions may be advanced, within reason to the previous month if LES deems it necessary. the detailed Use of Proceeds called for $75,000 the fourth month (Nov), $50,000 the fifth month (Dec), and $25,000 the sixth
August 2, 1996

Lawrence E. Sturchio
Nutra Quest International, Inc.
PAGE 2 OF 9

     month(Jan), I'd like to stay with that plan.

  OPERATIONAL PHASE . BEGINS ON DECEMBER 1, 1996:
  -----------------------------------------------

     The period NQI is fully operational. This period is expected to continue as long as NQI remains successful. IMT will continue to fund NQI @ $ 25,000 for January and February. Plus additional funding necessary for growth up to $1 million in stages, as the infrastructure can handle growth.

  PERFORMANCE CRITERIA:
  ---------------------

     In the context of this acquisition the Parties have agreed that the following NQI Gross Sales amounts and the dates by which these Gross Sales are to be achieved for the purpose of the Employment Agreement shall be referred to as the PERFORMANCE CRITERIA. Upon the successful completion of the PERFORMANCE CRITERIA for the 3 years, or sooner, as outlined below, the terms of the Employment Agreement shall be in full effect. With options to renew, which will not be unreasonably withheld.


        EMPLOYMENT AGREEMENT PERFORMANCE CRITERIA                GROSS SALES
        -----------------------------------------                -----------
        a) START UP PHASE                                        $  200,000

        b) FIRST 12 MONTHS, COMMENCING WITH THE GRAND OPENING    $  2 MILLION

        c) SECOND 12 MONTHS FOLLOWING THE GRAND OPENING          $  4 MILLION

        d) THIRD 12 MONTHS FOLLOWING THE GRAND OPENING           $  10 MILLION

* Twelve (12) months periods, or sooner.

     The following performances are established for the purposes of the Purchase Agreement. Upon the successful completion of the PERFORMANCE CRITERIA for the first year, as outlined below, the terms of the Purchase Agreement shall be in full effect.


         EMPLOYMENT AGREEMENT PERFORMANCE CRITERIA              GROSS SALES
         -----------------------------------------              -----------
         A) START UP PHASE                                      $  200,000

         B) FIRST 12 MONTHS, COMMENCING WITH THE GRAND OPENING  $  2 MILLION

  NQI GROSS SALES:
  ----------------
     Gross dollars into NQI from any and all products, and sales aids or material sold to distributors, or customers.

August 2, 1996

Lawrence E. Sturchio
Nutra Quest International, Inc.
PAGE 3 OF 9

  NQI PRODUCTS:
  -------------
     Shall include (CURRENT PRODUCTS), but not be limited to the Personalized Nutrition Program, Kick Start, Melt Down, Melt Away, Cheaters Delight I & II, Ultra Tone, Aloe Up, Nutra Meal, Nutra Fuel, (FUTURE PRODUCTS) Essential Nutra Minerals, Nutra "C" & Nutra "C+" w/ Co Enzyme Q10, Nutra Enzyme, OPC (Oligomeric Proantho Cyanididin) Grape Seed Extract with Hawthorn Berry, Billberry, Ginko Biliba, Milk Thistle, Catalase, and Yacca, Nutra Shield, Renew, Competitive Edge, Nutra Cal, LIPOSPRAY products (CitriMax w/ Chromium, Melatonin/Kava Kava, Ginkgo Biliba, Oxygen Combo, DHEA, CoEnzyme Q-10, Cats Claw, Sharks Cartilage, etc. ), Nutracap I (Fruit) & Nutracap II (Vegetable)(Spray dried juice powder, from Carrots to Garlic & Apples to Tangerine Juice), Premier Anti-Oxidant, OxyMax, Nutrition In The Kitchen, The Senergy Stop Smoking Program & Stop Smoking II Program, related products and replacement product therefore. NQI Products includes New Products introduced or developed by an employee of NQI, and is not limited to nutrition. (Providing the only cost to the company is inventory, labels, and packaging).


  GROSS RETAIL SALES:
  -------------------
     Defined as NQI and/or distributor sales of NQI Products to end users.

  SOFT ROLL OUT:
  --------------
     The period before the Grand Opening (September through February).

  GRAND OPENING:
  --------------
     Mass hotel meeting to be held during the middle of February. Introducing management, IMT management & R & D personal, new products, etc.

  COMPANY:
  --------
     Interactive Medical Technologies, Ltd.

  TRAINING & OPPORTUNITY VIDEOS:
  ------------------------------
     Videos produced by an outside vender such as Video Plus, at a cost of $25,000 to $30,000 each.

  NUTRA NEWS:
  -----------

     A NQI publication to be produced by NQI on a quarterly bases to start, then monthly. this publication will be utilized as a sales and marketing tool to be sent to all NQI distributors and customers.

  EFFECTIVE DATE:
  -----------------
    August 2, 1996.
August 2, 1996

Lawrence E. Sturchio
Nutra Quest International, Inc.
PAGE 4 OF 9

                                    PROPOSAL
                                    --------

     IMT proposes to acquire NQI in its entirety based on the terms described below, after which NQI would become a wholly owned subsidiary of IMT. The proposed acquisition shall include all NQI assets and liabilities including but not limited to all research and development; all formulations, all formulation or manufacturing processes including technical know how and trade secrets; all trade marks, brands, registered trade mine, logo's or other identifying or distinctive marks or insignias; all patents or patent applications; all intellectual property; all product inventory, ingredients, packaging components, shipping materials, packaging and shipping containers; all sales and marketing materials, inventories, and works in progress, all information. materials, documentation, and clinical information relating to personalized nutrition programs; all distributor agreements, lists, and relationships; all customer lists; all manufacturing or co-packer agreements; all computers, office furniture, telephones, merchant account, all good will; all receivable; all liabilities* ( hereinafter referred to as "the assets" ), IMT/NQI will hire Lawrence E. Sturchio as a full time employee (as NQI President and Chief Executive Officer) for the periods defined below.

     ( *AS DEFINED ON THE ATTACHED NQI LIABILITIES PAGE PROVIDED BY LES)

     The acquisition will take place in two (2) separate phases. Phase One consists of the combined Organizational and Start Up Phases. Phase Two is the Operational Phase, however, Phase Two is conditioned upon NQI achieving the start up phase performance criteria. this purchase agreement is not to be considered an installment purchase. upon IMT'S approval of phase one performance criteria, and implementation of phase two, IMT shall receive and hold full title to NQI as if IMT had paid the full purchase price on the Effective Date.

     If IMT does not exercise it's option to continue the purchase of NQI at any time, all assets, and all items and properties in the paragraph titled "PROPOSAL" reverts back to LES immediately, and all moneys generated by NQI, shall remain the property of NQI AND/OR LES.

     1. PHASE ONE:
     -------------
        Subject to approval of the final terms and conditions by the IMT Board of Directors, IMT agrees that during Phase One it will:

        a) Advance LES $60,000 cash against the total NQI purchase price of $600,000. Such advance shall be payable in three $20,000 payment,. The
August 2, 1996

Lawrence E. Sturchio
Nutra Quest International, Inc.
PAGE 5 OF 9

         first payment shall be due upon signing of this Letter Of Intent, the second $20,000 payment shall be due 30 days from the Effective Date, the final $20,000 payment is due 60 days from the Effective Date.

       b) Pay LES a salary of $8500 per month as NQI President and Chief Executive Officer beginning on the EFFECTIVE DATE and continuing for four (4) months, or the end of the START UP PHASE.

       c) Pay LES a $500 per month auto allowance beginning on the Effective Date and continuing for four (4) months, or the end of the START UP PHASE.

       d) Pay LES an amount equal to 3% of NQI Gross Sales of NQI Products, payable 120 days from the EFFECTIVE DATE. ( In the event of termination, such royalty will be offset as repayment to IMT)

     2. PHASE TWO:
     -------------
        Subject to satisfaction of the START UP PHASE PERFORMANCE CRITERIA, IMT agrees that during Phase Two it will:

        a) Complete the purchase of NQI assets in a total amount of $600,000, payable $200,000 in cash (of which $60,000 was received in Phase I ), and $400,000 in non-restricted IMT common stock(subject to approval of SEC Form S-8, by the SEC) valued at $0.15 per share (equal to 2,666,666 shares), and assume NQI liabilities of $90,000. (IMT reserves an option to arrange payment of such liabilities directly with creditors), subject to approval of LES, which shall not unreasonably be withheld.

        b) IMT will pay the $140,000 balance of the cash purchase price at $10,000 or more per month beginning 120 days after the Effective Date and continuing until paid.

        c) IMT to continue funding NQI @ $75,000 the fourth month (Nov), $50,000 the fifth month (Dec), and $25,000 the sixth month (Jan), six months total for $450,000 as per USE OF PROCEEDS.

        d) IMT WILL PAY THE STOCK PORTION OF THE PURCHASE PRICE AS FOLLOWS:
             1) 500,000 shares @ $0.15 per share, upon executing the Agreement this LETTER OF INTENT represents.

             2) 500,000 shares @ $0.15 per share, upon NQI reaching $500,000 or more, Gross Sales in one month and reaching within $450,000
August 2, 1996

Lawrence E. Sturchio
Nutra Quest International, Inc.
PAGE 6 OF 9

            gross monthly sales the second month.

            3) 366,666 shares, @ $0.15 per share, upon reaching $750,000 Gross Sales per month for two consecutive months, or and reaching within $675,000 Gross monthly sales the second month.

            4)  650,000 shares, @ $0.15 per share, upon reaching $5,000,000
                Gross Sales in any consecutive twelve month period.

            5)  650,000 shares, @ $0.15 per share, upon reaching $12,500,000
                Gross Sales in any consecutive twelve month period.

3. NQI EMPLOYMENT AGREEMENT:
  --------------------------
   LES is to enter into a five year Employment Agreement with IMT, with options to renew in two year intervals with NQI/IMT, to be executed upon the signing of the Agreement this Letter Of Intent represents. see EXHIBIT A for sample Employment Agreement.

   In consideration of services to be performed by LES, NQI will employ LES as President and Chief Executive Officer on the terms and conditions contained below. Further, IMT agrees to issue LES 1,733,334 additional Warrants to purchase IMT common stock at prices and vesting dates described below:

   a.) SALARY:
       1) $8,500 per month for the first 4 months following the Effective Date, and $8,500 for the 5th through 12th month provided that NQI achieves the Start Up Phase Performance Criteria.

       2) $10,000 for the second 12 months provided NQI achieved $2 million Gross Sales the first 12 month, or sooner.

       3) $12,000 per month upon NQI achieving Gross Sales of $4 Million in any consecutive 12 month period, or sooner.

       4) $16,000 per month upon NQI achieving Gross Sales of $10 Million in any consecutive 12 month period, or sooner.

       5) $20,000 per month upon NQI achieving Gross Sales of $20 Million in any consecutive 12 month period, or sooner.


August 2, 1996

Lawrence E. Sturchio
Nutra Quest International, Inc.
PAGE 7 OF 9

*IF ANY PERFORMANCE CRITERIA IS REACHED IN LESS THAN THE DESIGNATED PERIOD, THE NEXT SALARY LEVEL SHALL COMMENCE THE FOLLOWING MONTH.

  b)  BENEFITS:
      1) $500 per month automobile allowance.

      2) Medical Insurance, Blue Cross was agreed to by all parties.

      3) 4 Weeks Vacation (To be taken in accordance with Company policy).

      4) Other benefits as normally provided to senior Company management.

  c)  ROYALTIES:
      1) a 4% royalty of gross NQI Gross Sales of NQI Products created by or introduced by LES and/or associates, payable monthly with Distributor check runs. (PRODUCTS INTRODUCED BY OR THROUGH IMT AND DISTRIBUTED BY NQI ARE NOT SUBJECT TO A ROYALTY, UNLESS SAID PRODUCT(S) REPLACES AN NQI PRODUCT, SUCH AS CHEATERS DELIGHT I. IF AN IMT PRODUCT REPLACES AN NQI PRODUCT, AND USES THE NQI NAME, SUCH AS CHEATERS DELIGHT I, THE ROYALTY SHALL BE REDUCED TO 3%. IF AN NQI NAME IS NOT USED, SAID ROYALTY SHALL BE REDUCED TO 2%, WITH A MAXIMUM NUMBER OF THREE (3) NQI PRODUCTS TO BE REPLACED WITHIN THREE YEARS, AND A MAXIMUM NUMBER OF SIX (6) NQI PRODUCTS TO BE REPLACED WITHIN TEN YEARS).

      ROYALTY payments shall remain in effect for fifteen years, and if LES is still employed by NQI, for an additional ten years.

  d) OTHER TERMS AND CONDITIONS:
     1) LES will serve as NQI director.

     2) At the first anniversary, LES will be nominated for the Board and current Board members will not withhold their vote for LES to become a Director

  e) WARRANTS TO PURCHASE:
     1) 300,000 shares, @ $0.15 per share, upon reaching $40,000,000 Gross Sales in any consecutive twelve month period.

     2) 400,000 shares, @ $0.15 per share, upon reaching $50,000,000 Gross Sales in any consecutive twelve month period.


August 2, 1996

Lawrence E. Sturchio
Nutra Quest International, Inc.
PAGE 8 OF 9

     3) 300,000 shares @ $0.15 per share upon reaching $65,000,000 Gross Sales in any consecutive twelve month period.

     4) 350,000 shares @ $.50 upon NQI reaching $75,000,000 Gross Sales in any consecutive twelve month period.

     5) 383,334 shares @ $.50 upon NQI reaching $100,000,000 Gross Sales in any consecutive twelve month period.

     6) 300,000 additional shares (above 4,400,000), @ $1.00 per share, for each $50,000,000 increase in NQI Gross Sales above $100,000,000 in any consecutive twelve month period.

4. ADDITIONAL TERMS AND CONDITIONS:
-----------------------------------
   a) IMT agrees to include certain key NQI personnel in a stock option plan containing 1,000,000 warrants to purchase IMT common stock @ value existing at the time the Employment and/or Distributor Agreement is executed. These Warrants should be tied to personal income per week, and time frame for vesting. i.e. (33 1/3 % vesting after one year, 66 2/3 % vesting after two years, and full vesting after three years.)

   b) In the event NQI fails to meet the Start Up Phase and first 12 months PERFORMANCE CRITERIA and IMT does not exercise its option to continue with the proposed acquisition, then all moneys provided by IMT, with the exception of salaries, shall be converted into a Promissory Note payable to IMT, payment not to exceed 10% of Gross Sales per month.

   c) If terminated without cause, by IMT at any time, no debt to IMT, and there will be no Note in favor of IMT.

      This letter is intended to reflect the general understanding of the terms and conditions of the proposed acquisition. If you agree that terms and conditions contained herein accurately reflect the general understanding between the Parties, please indicate so by executing page 9, the signature page. Upon receipt of your signed copy, IMT will immediately begin drafting the formal agreements in anticipation of the August 2, 1996 Organizational Phase.

     Sincerely;
     Interactive Medical Technologies, Ltd.

     By: /s/ Steven Westlund
        -----------------------------------
        Steven Westlund/CEO & Chairman


     cc: Peter Benz/IMT President
         Robert Schulman, Esq./IMT Counsel

August 2, 1996
Lawrence E. Sturchio
Nutra Quest International Inc.
PAGE 9 OF 9



                                SIGNATURE PAGE

                                      FOR

             THE PROPOSED ACQUISITION OF NUTRA QUEST, INCORPORATED

                                      BY

                    INTERACTIVE MEDICAL TECHNOLOGIES, LTD.



INTERACTIVE MEDICAL TECHNOLOGIES, LTD.     LAWRENCE E. STURCHIO & NQI



Agreed and Accepted By:                    Agreed and Accepted By:

  /s/ Steven Westlund                        /s/ Lawrence E. Sturchio
------------------------------             -----------------------------------
Steven Westlund/CEO & Chairman             Lawrence E. Sturchio/CEO & Chairman


Date: August  2 , 1996                     Date: August  2 , 1996
             ---                                        ---